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                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                               COULTER CORPORATION

     1. Name. The name of the corporation is COULTER CORPORATION.

     2. Registered Office and Agent. The address of the registered office of the corporation in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     3. Purposes. The nature of the corporation's business or the objects or purposes to be conducted or promoted by the corporation are:

     (a) To purchase or otherwise acquire, own and hold the stock of or other direct or indirect equity participation or investment of any kind whatsoever in any corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture, company or other like or unlike incorporated or unincorporated business or enterprise and to do every act and thing covered generally by the denomination "holding company" and especially to direct the operations of any such corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture, company or other like or unlike incorporated or unincorporated


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business or enterprise through the ownership of stock of or other direct or indirect equity participation or investment therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture, company or other like or unlike incorporated or unincorporated business or enterprise organized under the laws of the State of Delaware or any other state or district or province, country, nation or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, province, dependency or country, nation or government or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes or other obligations of or direct or indirect equity participations or investments in this corporation and to exercise all the rights, powers and privileges of ownership, including the right to execute consents and to vote on any shares of stock or voting trust certificates or other direct or indirect equity participations or investments so owned; to promote, lend money to and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts or other obligations of, and otherwise aid in any lawful manner, any corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture, company or other like or unlike incorporated or unincorporated business or enterprise of which any bonds, shares of stock, voting trust certificates or other securities or evidences of indebtedness shall be held by or for this corporation, or in which, or in the welfare of which, this corporation shall have any interest; and to do any acts and things permitted by law and designed to protect, preserve, improve or enhance the value of any such bonds, shares of stock or other direct or indirect equity participations or investments or the property of this corporation.

     (b) To develop, manufacture, produce, assemble, buy, sell, acquire, lease, use, distribute and otherwise deal in and with electrical, mechanical, chemical and electronic apparatus, instruments and equipment for use in the measurement, evaluation, investigation and control of various procedures, processes and physical and scientific phenomena in the health, biological, industrial and environmental fields and in other fields, any and all kindred and sundry


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products related or incidental thereto and any and all other machines, tools, devices, equipment, goods and products of any kind whatsoever.

     (c) To provide sales and marketing support, promotion, testing and engineering services and otherwise to assist in the marketing of and consummation of sales and leases of such electrical, mechanical, chemical and electronic apparatus, instruments, equipment and related products and such other machines, tools, devices, equipment, goods and products.

     (d) To engage in installing, servicing and similar activities with regard to such electrical, mechanical, chemical and electronic apparatus, instruments, equipment and related products and such other machines, tools, devices, equipment, goods and products.

     (e) To conduct tests, measurements, investigations and similar activities of and with regard to such electrical, mechanical, chemical and electronic apparatus, instruments, equipment and related products and any and all unrelated products for its own use and the use of others.

     (f) To engage in researching, developing, designing, engineering, formulating and inventing new and improved electrical, mechanical, chemical and electronic apparatus, instruments, equipment and related products and such other machines, tools, devices and equipment, processes incorporating the same, technological improvements thereof and innovations related thereto and any related and unrelated apparatus, instruments, equipment or other goods or products and applications for any of the same.

     (g) To obtain, register, purchase, lease and otherwise acquire, hold, use, develop and introduce, to sell, assign, transfer any interests in or to and to grant and acquire licenses in and to and otherwise deal in and with or turn to account any and all copyrights, trademarks, trade names, inventions, improvements and processes, applications for Letters Patent


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and Letters Patent of the United States of America or any other country relating to or useful in connection with any lawful business of the corporation.

     (h) To acquire all or any part of the property and business, including goodwill, of any person, corporation, association, firm, partnership or enterprise engaged in any business similar to the business, objects or purposes of the corporation or in any other business, to pay any appropriate consideration therefor, including cash and securities issued by the corporation, to assume in connection therewith all or any part of the liabilities or obligations of any such person, corporation, association, firm, partnership or enterprise and to hold, conduct, use or dispose of the whole or any part of the property and business, including any goodwill, so acquired.

     (i) To borrow or raise moneys for any business, object or purpose of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue any kind of evidence of indebtedness, whether or not in connection with the borrowing of money, including without limiting the generality of the foregoing promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any such indebtedness including interest thereon by the creation of any interest in or with respect to any of the property or rights of the corporation whether owned at the time such indebtedness is incurred or thereafter acquired or by mortgaging, pledging, hypothecating, conveying or assigning in trust the whole or any part of the property of every kind, character or description whatsoever of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of any such evidences of indebtedness of the corporation for its corporate purposes.

     (j) To loan to any person, corporation, trust, firm, public authority or organization of any kind any of its funds or property, with or without security, and to guarantee


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any indebtedness or other obligations of any of the foregoing, whether or not the obligor is a parent or a stockholder or subsidiary of or is otherwise affiliated with the corporation.

     (k) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease or otherwise acquire, own, hold, improve, employ, use, convey and otherwise dispose of and deal in and with real or personal property of any kind whatsoever, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets or any interest therein, wherever situated.

     (l) To engage in any part of the world and in any capacity in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now in force or as hereafter amended and to possess, exercise and enjoy all the powers, rights and privileges granted by the General Corporation Law of the State of Delaware, together with any lawful powers, rights and privileges incidental thereto, so far as such powers, rights and privileges are necessary or convenient to the conduct or promotion of the business or purposes of the corporation.

     (m) The enumeration of certain powers in this Certificate of Incorporation is not intended to be exclusive of, or as a waiver of, any of the powers, rights or privileges conferred by the General Corporation Law of the State of Delaware as now in force or as hereafter amended, and the corporation shall be authorized to exercise and enjoy all powers conferred upon corporations by the laws of the State of Delaware as in force from time to time. The business, objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no respect limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business, objects and


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purposes specified in each of the foregoing clauses of this Article 3 shall be regarded as independent business objects and purposes.

     4. Capital Stock. (a) The total number of shares of stock which the corporation shall have authority to issue is twenty thousand (20,000) common shares of the par value of One ($1.00) Dollar per share (herein called the "Common Stock") amounting in the aggregate to Twenty Thousand ($20,000) Dollars. The twenty thousand (20,000) authorized shares of Common Stock are divided into ten thousand (10,000) shares designated "Class A Common Stock" and ten thousand (10,000) shares designated "Class B Common Stock."

     (b) Except as hereinafter set forth, the Class A Common Stock and the Class B Common Stock shall have identical powers and rights, including, without limitation, (i) the right to receive dividends and (ii) the right to receive distributions in the event of the liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary. No dividend or other distribution on or with respect to Class A Common Stock or Class B Common Stock shall be declared or paid unless declared or paid on both classes concurrently and at equal rates per share.

     (c) Except as otherwise required by law, the entire voting power for the election of directors and for all other matters and purposes shall be vested exclusively in the holders of the outstanding shares of Class A Common Stock, and the Class B Common Stock shall not be entitled to vote and the provisions of any statute which authorize any action by a vote or written consent of the holders of the shares or a specific proportion of the shares of the corporation shall not be deemed to apply to the holders of Class B Common Stock.

     5. Pre-Emptive Rights. The holders of Common Stock shall have pre-emptive rights to subscribe to any or all additional shares of stock of the corporation hereafter


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issued, including any shares hereafter authorized, or any securities exchangeable for or convertible into such shares or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares from the corporation; provided, however, that only holders of Class A Common Stock shall have such pre-emptive rights to subscribe to any or all additional shares of Class A Common Stock or securities that may be converted into or exchanged for shares of Class A Common Stock or rights to acquire shares of Class A Common Stock, but that holders of both Class A Common Stock and Class B Common Stock shall have such pre-emptive rights to subscribe to any additional shares of Class B Common Stock or securities that may be converted into or exchanged for shares of Class B Common Stock or rights to acquire shares of Class B Common Stock.

     6. The names and mailing address of the incorporators are as follows:

NAME                           MAILING ADDRESS
----                           ---------------

Robert H. Aland                2800 Prudential Plaza
                               Chicago, Illinois 60601

Robert B. Cartwright           2800 Prudential Plaza
                               Chicago, Illinois  60601

     7. The names and mailing addresses of the persons who are to serve as directors of the corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

NAME                           MAILING ADDRESS
----                           ---------------

Joseph R. Coulter, Jr.         1015 Ibis Avenue
                               Miami Springs, Florida 33166

Wallace H. Coulter             910 Quail Avenue
                               Miami Springs, Florida 33166

Stewart D. Allen               5747 LaGorce
                               Miami Beach, Florida 33140

     8. Perpetual Existence. The corporation shall have perpetual existence.


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     9. Limited Liability. The stockholders of the corporation will not be personally liable for the payment of debts of the corporation to any extent whatsoever.

     10. By-Laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the corporation; provided, however, that such authorization shall not divest the stockholders of the power or limit their power to adopt, amend or repeal the By-Laws of the corporation.

     11. Stockholder Meetings and Director Elections. Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. Elections of directors need not be by written ballot unless the By-Laws of the corporation so provide.

     12. Indemnification. The corporation shall indemnify its directors, officers, employees or agents to the full extent permitted by the General Corporation Law of the state of Delaware as now in force or as hereafter amended.

     13. Books and Records. The books and records of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

     14. Compromise or Arrangement. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the


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creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     15. Amendment, Etc. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein upon stockholders are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is their act and deed and the facts herein stated are true and accordingly have hereunto set their hands this 19th day of November, 1975.

                                          /s/ Robert H. Aland
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                                              Robert H. Aland, Incorporator


                                          /s/ Robert B. Cartwright
                                              ----------------------------------
                                              Robert B. Cartwright, Incorporator